UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas
New York, New York	10020
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Amended and Restated Purchase Agreement with IMD Parent LLC

On October 21, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) and the affiliates of the Registrant set forth on the signature pages to the Amendment (as defined below) (collectively with the Registrant, “Lehman”) entered into a letter agreement (the “Amendment”) with IMD Parent LLC (the “Purchaser” and collectively with Lehman, the “Parties”) amending the Amended and Restated Purchase Agreement, dated as of October 3, 2008, by and among the Purchaser, the Registrant and the affiliates of the Registrant set forth on Schedule I thereto (the “Amended and Restated Purchase Agreement”).  The Amendment provides for certain modifications to the Amended and Restated Purchase Agreement agreed to in connection with the bid procedures order that was entered by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on October 22, 2008 (the “Bid Procedures Order”) in connection with the Registrant’s chapter 11 bankruptcy case (In re Lehman Brothers Holdings Inc., Case No. 08-13555-JMP).  The following description of key terms of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Key terms of the Amendment are described below:

•      Addition of a termination right for the Purchaser if the auction for the Registrant’s investment management business authorized by the Bankruptcy Court (the “Auction”) is not held by December 8, 2008.  (Under the Bid Procedures Order, the Auction is expected to occur on December 3, 2008.)

•      Reduction of the potential break-up fee if another buyer is the successful bidder in the Auction from $70 million to $52.5 million.

•      Reduction in the amount of certain bidding increments relating to the submission of bids in the Auction.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 10.1	Amendment to the Amended and Restated Purchase Agreement, dated as of October 21, 2008, by and among the Parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: October 27, 2008	By:	/s/ David J. Coles
Name: David J. Coles
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit 10.1	Amendment to the Amended and Restated Purchase Agreement, dated as of October 21, 2008, by and among the Parties.